EXTENDED STAY AMERICA REPORTS SECOND QUARTER 2017 RESULTS
-Net Income of $49.7 million
-Adjusted EBITDA1 grows 5.0% to $172.8 million
-Hotel Operating Margin expands by 90 basis points to 56.7%

CHARLOTTE, N.C. - August 1, 2017 (BUSINESS WIRE) - Extended Stay America, Inc. (NYSE:STAY) (the “Company”) today announced consolidated results for the three and six months ended June 30, 2017.
Second Quarter 2017 Highlights

•	Comparable Hotel[2] Revenue Per Available Room (“RevPAR”) grew 2.4% to $53.04

•	Net Income of $49.7 million

•	Adjusted EBITDA increased 5.0% to $172.8 million

•	Adjusted Paired Share Income[1] per diluted Paired Share of $0.31
Six Months 2017 Highlights

•	Comparable Hotel RevPAR grew 2.3% to $49.44

•	Net income of $65.8 million

•	Adjusted EBITDA increased 5.2% to $302.5 million

•	Adjusted Paired Share Income per diluted Paired Share of $0.46

The Company’s Chief Executive Officer, Gerry Lopez, commented, “We were pleased with our results in the second quarter. Margin expansion combined with our steady RevPAR increase allowed us to once again deliver strong adjusted EBITDA growth and our third quarter in a row of triple-digit flow-through.”

Mr. Lopez continued, “With our renovation program completed in May, we now turn our focus towards ESA 2.0 - asset sales, franchised new builds as well as owned and operated new builds. We are very excited about the interest we’ve received since our announcement and kickoff at the NYU Hospitality Conference in early June, and are currently in negotiations with a significant number of parties for both hotel block sales as well as deals to build a significant number of new franchised ESA hotels. We are also pressing forward with ESA owned development, with 4 signed purchase agreements for land for owned balance sheet development in 2018 and 2019.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).
2 Comparable Hotels include the 625 Extended Stay America hotels owned and operated during the full three and six month periods ended June 30, 2017 and 2016.

Financial and Operating Results
Total revenues for the three months ended June 30, 2017 increased 1.7% over the same period in 2016 to $338.4 million. Total revenues were impacted by the sale of four hotels in early May 2017 with approximately $2.6 million less revenue than the same period in 2016. Total revenues for the six months ended June 30, 2017 grew 1.5% to $629.4 million.

Comparable Hotel RevPAR for the three months ended June 30, 2017 grew 2.4% over the same period in 2016, driven by an improvement in occupancy of 220 basis points to 78.9% while Average Daily Rate (“ADR”) declined slightly by 0.5%. Comparable Hotel RevPAR for the six months ended June 30, 2017 grew 2.3% to $49.44 driven by a 150 basis point increase in occupancy and a 0.2% increase in ADR compared to the same period in 2016.

Hotel Operating Margin for the three months ended June 30, 2017 was 56.7% compared to 55.8% in the same period in 2016. Hotel Operating Margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total hotel revenues, was 110.9%. Hotel Operating Margin for the six months ended June 30, 2017 expanded 150 basis points to 54.8% on 156.4% Hotel Operating Margin flow-through.

Net income for the three months ended June 30, 2017 was $49.7 million compared to $61.4 million in the same period in 2016. Net income during the quarter was impacted by a non-cash impairment charge of $7.9 million, a $1.9 million loss on four properties sold in May 2017 and a sharp increase in income tax expense due to a one-time favorable impact to our tax rate in the same period in 2016, partially offset by an increase in other income. Income tax expense for the three months ended June 30, 2017 was $15.9 million compared to $7.4 million in the same period in 2016. Net income for the six months ended June 30, 2017 was $65.8 million compared to $76.1 million in the same period in 2016. Income tax expense for the six months ended June 30, 2017 was $20.4 million compared to $10.3 million in the same period in 2016.

Adjusted EBITDA for the three months ended June 30, 2017 increased 5.0% over the same period in 2016 to $172.8 million. Adjusted EBITDA, a non-GAAP measure, excludes equity-based compensation of $3.6 million, non-cash impairment charge of $7.9 million, $1.9 million loss on sale of hotel properties and other net expenses of $4.2 million. This quarterly result comes after an estimated lost contribution of $1.5 million related to four hotels sold in early May 2017 for the remainder of the quarter compared to the prior year period. Adjusted EBITDA for the six months ended June 30, 2017 increased 5.2% over the same period in 2016 to $302.5 million.

Adjusted Funds From Operations (“FFO”)1 for the three months ended June 30, 2017 was $101.9 million, a decrease of 1.6% from the same period in 2016. Adjusted FFO fell due to a significantly lower tax rate in the same period in 2016 related to a one-time favorable income tax adjustment. Adjusted FFO for the three months ended June 30, 2017 per diluted Paired Share was $0.53 compared to $0.51 in the same period in 2016. Adjusted FFO, a non-GAAP measure, represents FFO1, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc. Adjusted FFO for the six months ended June 30, 2017 was $170.6 million compared to $167.9 million in the same period in 2016. Adjusted FFO per Paired Share for the first half of 2017 was $0.88 compared to $0.83 in the same period in 2016.

Adjusted Paired Share Income for the three months ended June 30, 2017 was $60.5 million, or $0.31 per diluted Paired Share, compared to $63.0 million, or $0.31 per diluted Paired Share, in the same period in 2016. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. Adjusted Paired Share Income for the six months ended June 30, 2017 was $89.0 million compared to $88.8 million while Adjusted Paired Share Income per diluted Paired Share increased to $0.46 from $0.44 in the same period in 2016.
Capital Expenditures
The Company invested $44.6 million in capital expenditures during the second quarter of 2017 which includes $10.0 million in renovation capital and $33.2 million in maintenance capital. The Company completed 17 hotel renovations in the second quarter of 2017, with all 625 hotels having now been renovated.
Distribution and Share Repurchases
On August 1, 2017, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., declared cash distributions totaling $0.21 per Paired Share for the second quarter of 2017. The distribution is comprised of $0.07 per Extended Stay America, Inc. common share and $0.14 per ESH Hospitality, Inc. Class A and B common share. The distributions are payable on August 29, 2017 to shareholders of record as of August 15, 2017.

During the quarter, the Company paid approximately $30.9 million to repurchase and retire approximately 1.8 million Paired Shares. The Company had approximately $106.3 million remaining for repurchases under the combined Paired Share repurchase program as of June 30, 2017.

2017 Outlook
The Company’s outlook for 2017 is updated as follows:

Full Year 2017	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

Total Revenues	$1,278	$1,303	$1,285	$1,310
Comparable RevPAR % Δ	1.5%	3.5%	1.5%	3.5%
Net Income	$161	$174	$175	$188
Adjusted EBITDA	$620	$635	$625	$640
Adjusted EBITDA % Δ	0.7%	3.1%	1.5%	4.0%
Depreciation and Amortization	$233	$233	$233	$233
Net Interest Expense	$130	$130	$130	$130
Effective Tax Rate	23%	24%	23%	24%
Capital Expenditures	$150	$180	$150	$180
The Company’s updated outlook reflects the lost hotel contribution related to four hotels sold in early May 2017 for the remainder of 2017, estimated at approximately $5 million of Adjusted EBITDA.
Webcast and Conference Call Details
The Company will host a conference call on August 1, 2017 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until August 15, 2017, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13666819.

Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial results and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2017 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth, asset sales, franchised new builds, owned new builds and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.
About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and approximately 68,000 rooms in the U.S. ESA manages all of ESH’s hotel properties, providing over 8,000 jobs at hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2017	2016	% Variance		2017	2016	% Variance
			REVENUES:
$332,608	$327,833	1.5%	Room revenues	$618,416	$610,970	1.2%
5,755	4,956	16.1%	Other hotel revenues	10,938	9,377	16.6%

338,363	332,789	1.7%	Total revenues	629,354	620,347	1.5%

			OPERATING EXPENSES:
148,911	149,078	(0.1)%	Hotel operating expenses	290,571	294,638	(1.4)%
25,430	23,988	6.0%	General and administrative expenses	51,737	48,940	5.7%
57,804	55,011	5.1%	Depreciation and amortization	115,475	108,319	6.6%
7,934	—	n/a	Impairment of long-lived assets	20,357	—	n/a

240,079	228,077	5.3%	Total operating expenses	478,140	451,897	5.8%

(1,897)	—	n/a	LOSS ON SALE OF HOTEL PROPERTIES	(1,897)	—	n/a

2,055	—	n/a	OTHER INCOME	2,056	18	11,322.2%

98,442	104,712	(6.0)%	INCOME FROM OPERATIONS	151,373	168,468	(10.1)%

1,073	114	841.2%	OTHER NON-OPERATING EXPENSE (INCOME)	(148)	(764)	(80.6)%

31,701	35,764	(11.4)%	INTEREST EXPENSE, NET	65,307	82,749	(21.1)%

65,668	68,834	(4.6)%	INCOME BEFORE INCOME TAX EXPENSE	86,214	86,483	(0.3)%

15,943	7,448	114.1%	INCOME TAX EXPENSE	20,426	10,344	97.5%

49,725	61,386	(19.0)%	NET INCOME	65,788	76,139	(13.6)%

2,050	(657)	(412.0)%	NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	9,088	1,636	455.5%

$51,775	$60,729	(14.7)%	NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$74,876	$77,775	(3.7)%

$0.27	$0.30		NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.39	$0.38

193,944	201,689		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	194,372	203,029

(1) Noncontrolling interest in Extended Stay America, Inc. include approximately 43% and 45% of ESH REIT's common equity as of June 30, 2017 and 2016, respectively.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF JUNE 30, 2017 AND DECEMBER 31, 2016
			(In thousands)
			(Unaudited)

				June 30,	December 31,
				2017	2016
			Cash and cash equivalents	$56,232	$84,158
			Restricted cash	$21,325	$21,614
			Total assets	$4,071,151	$4,180,304
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,544,643	$2,606,476
			Total equity	$1,325,029	$1,377,239

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $52.8 million and $56.5 million as of June 30, 2017 and December 31, 2016, respectively.

EXTENDED STAY AMERICA, INC.
COMPARABLE HOTEL OPERATING METRICS(1)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2017	2016	Variance			2017	2016	Variance
625	625	—		Number of hotels	625	625	—
68,780	68,780	—		Number of rooms	68,780	68,780	—
78.9%	76.7%	220 bps		Comparable Hotel Occupancy	74.7%	73.2%	150 bps
$67.21	$67.53	(0.5)%		Comparable Hotel ADR	$66.15	$66.04	0.2%
$53.04	$51.81	2.4%		Comparable Hotel RevPAR	$49.44	$48.31	2.3%

				Comparable Hotel Inventory:
625	530	95		Renovated Extended Stay America	625	530	95
—	95	(95)		Unrenovated Extended Stay America	—	95	(95)
625	625	—		Comparable Hotel number of hotels	625	625	—

				Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,279	6,316	(37)		Comparable Hotel available room nights	12,523	12,632	(109)
8	57	(49)		Comparable Hotel room nights displaced from renovation	97	179	(82)
0.1%	0.9%	(80	) bps	% of Comparable Hotel available room nights displaced	0.8%	1.4%	(60	) bps

(1) Comparable Hotel operating metrics include the results of 625 Extended Stay America hotels owned and operated during the full three and six month periods ended June 30, 2017 and 2016.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND
HOTEL OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2017	2016	Variance		2017	2016	Variance
$332,608	$327,833	1.5%	Room revenues	$618,416	$610,970	1.2%
5,755	4,956	16.1%	Other hotel revenues	10,938	9,377	16.6%
338,363	332,789	1.7%	Total hotel revenues	629,354	620,347	1.5%
146,363	146,973	(0.4)%	Hotel operating expenses (1)	284,553	289,637	(1.8)%
$192,000	$185,816	3.3%	Hotel Operating Profit	$344,801	$330,710	4.3%
56.7%	55.8%	90 bps	Hotel Operating Margin	54.8%	53.3%	150 bps

(1) Excludes loss on disposal of assets of approximately $2.5 million, $2.1 million, $6.0 million and $5.0 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2017		2016			2017		2016
$49,725		$61,386		Net income	$65,788		$76,139
31,701		35,764		Interest expense, net	65,307		82,749
15,943		7,448		Income tax expense	20,426		10,344
57,804		55,011		Depreciation and amortization	115,475		108,319
155,173		159,609		EBITDA	266,996		277,551
3,646		2,939		Equity-based compensation	6,329		5,619
1,073	(1)	114	(2)	Other non-operating expense (income)	(148)	(3)	(764)	(4)
7,934		—		Impairment of long-lived assets	20,357		—
1,897		—		Loss on sale of hotel properties	1,897		—
3,125	(5)	1,997	(6)	Other expenses	7,019	(7)	5,052	(8)
$172,848		$164,659		Adjusted EBITDA	$302,450		$287,458
5.0%				% growth	5.2%

(1) Includes loss related to interest rate swap of approximately $1.5 million and foreign currency transaction gain $0.4 million.

(2) Includes foreign currency transaction loss of approximately $0.1 million.

(3) Includes foreign currency transaction gain of approximately $0.4 million and loss related to interest rate swap of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $0.8 million.

(5) Includes loss on disposal of assets of approximately $2.5 million and costs incurred in connection with the second quarter 2017 secondary offerings of approximately $0.6 million.

(6) Includes loss on disposal of assets of approximately $2.1 million and transaction costs of approximately $(0.1) million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

(7) Includes loss on disposal of assets of approximately $6.0 million and costs incurred in connection with the first and second quarter 2017 secondary offerings of approximately $1.0 million.

(8) Includes loss on disposal of assets of approximately $5.0 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands, expect per share and per Paired Share data)
(Unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2017	2016		2017	2016
$0.27	$0.30	Net income per Extended Stay America, Inc. common share - diluted	$0.39	$0.38
$51,775	$60,729	Net income attributable to Extended Stay America, Inc. common shareholders	$74,876	$77,775
(2,054)	653	Noncontrolling interests attributable to Class B common shares of ESH REIT	(9,096)	(1,644)
56,649	53,918	Real estate depreciation and amortization	113,182	106,118
7,934	—	Impairment of long-lived assets	20,357	—
1,897	—	Loss on sale of hotel properties	1,897	—
(15,423)	(11,754)	Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(31,697)	(23,708)
$100,778	$103,546	Funds from Operations	$169,519	$158,541
—	—	Debt modification and extinguishment costs	1,168	12,103
1,495	—	Loss on interest rate swap	253	—
(347)	—	Tax effect of adjustments to Funds from Operations	(330)	(2,772)
$101,926	$103,546	Adjusted Funds from Operations	$170,610	$167,872

$0.53	$0.51	Adjusted Funds from Operations per Paired Share- diluted	$0.88	$0.83

193,944	201,689	Weighted average Paired Shares outstanding – diluted	194,372	203,029

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE
INCOME AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(In thousands, expect per share and per Paired Share data)
(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2017		2016			2017		2016
$0.27		$0.30		Net income per Extended Stay America, Inc. common share - diluted	$0.39		$0.38
$51,775		$60,729		Net income attributable to Extended Stay America, Inc. common shareholders	$74,876		$77,775
(2,054)		653		Noncontrolling interests attributable to Class B common shares of ESH REIT	(9,096)		(1,644)
49,721		61,382		Paired Share Income	65,780		76,131
—		—		Debt modification and extinguishment costs	1,168		12,103
1,073	(1)	114	(2)	Other non-operating expense (income)	(148)	(3)	(764)	(4)
7,934		—		Impairment of long-lived assets	20,357		—
1,897		—		Loss on sale of hotel properties	1,897		—
3,125	(5)	1,997	(6)	Other expenses	7,019	(7)	5,052	(8)
(3,255)		(460)		Tax effect of adjustments to Paired Share Income	(7,093)		(3,730)
$60,495		$63,033		Adjusted Paired Share Income	$88,980		$88,792

$0.31		$0.31		Adjusted Paired Share Income per Paired Share – diluted	$0.46		$0.44

193,944		201,689		Weighted average Paired Shares outstanding – diluted	194,372		203,029

(1) Includes loss related to interest rate swap of approximately $1.5 million and foreign currency transaction gain of approximately $0.4 million.

(2) Includes foreign currency transaction loss of approximately $0.1 million.

(3) Includes foreign currency transaction gain of approximately $0.4 million and loss related to interest rate swap of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $0.8 million.

(5) Includes loss on disposal of assets of approximately $2.5 million and costs incurred in connection with the second quarter 2017 secondary offerings of approximately $0.6 million.

(6)  Includes loss on disposal of assets of approximately $2.1 million and transaction costs of approximately $(0.1) million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

(7) Includes loss on disposal of assets of approximately $6.0 million and costs incurred in connection with the first and second quarter 2017 secondary offerings of approximately $1.0 million.

(8)  Includes loss on disposal of assets of approximately $5.0 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR YEARS ENDED DECEMBER 31, 2016 (ACTUAL) AND 2017 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ended			Year Ending December 31, 2017
	December 31, 2016			(Outlook)
	(Actual)			Low		High
	$1,270,593		Total revenues	$1,278,000		$1,303,000

	$163,352		Net income	$160,659		$174,323
	164,537		Interest expense, net	130,000		130,000
	34,351		Income tax expense	50,735		52,071
	221,309		Depreciation and amortization	232,500		232,500
	583,549		EBITDA	573,894		588,894
	12,000		Equity-based compensation	12,500		12,500
	(1,576)		Other non-operating income	(148)		(148)
	9,828		Impairment of long-lived assets	20,357		20,357
	—		Loss on sale of hotel properties	1,897		1,897
	11,857	(1)	Other expenses	11,500	(2)	11,500	(2)
	$615,658		Adjusted EBITDA	$620,000		$635,000
			% growth	0.7%		3.1%

(1)
Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

(2)	Includes loss on disposal of assets and other non-operating transaction costs.